AMENDMENT NO. 1 TO THE

                      PHH CORPORATION EXCESS BENEFIT PLAN

         This Amendment No. 1 to the PHH  Corporation  Excess  Benefit Plan,  as
amended  and  restated  effective  May  1,  1994  (the  "Plan"),   made  by  PHH
Corporation, a Maryland corporation (the "Corporation"),

                              W I T N E S S E T H:


         WHEREAS, the Corporation wishes to amend the Plan to clarify that Plan participants entitled to deferred or early deferred pension benefits under
Article VI of the PHH Corporation Pension Plan are entitled to benefits under the Plan, and to make certain other clarifying changes;


         NOW, THEREFORE, the Plan is amended, effective February 26, 1996, as follows:

         1. Section 3.1 is amended to read as follows (revised language is underlined):

                  3.1 ELIGIBILITY OF BENEFITS DURING LIFE. An Eligible Employee who retires under the Early Retirement, Normal Retirement or Deferred Retirement provision of the Basic Plan, or who terminates employment and is entitled to receive a deferred pension benefit or an early deferred pension benefit pursuant to Article VI of the Basic Plan, shall be entitled to receive compensation under this Plan, from the Company, equal to the difference between the benefit payable to the Eligible Employee under the Basic Plan and the benefit which would have been payable to the Eligible Employee under the Basic Plan if the dollar and percentage limits on benefits imposed by section 415(b)(1) of the Code did not apply, and if the limit on compensation imposed by section 401(a)(17) of the Code were increased to one hundred sixty six and two-thirds percent (166 2/3%) of the actual 401(a)(17) limit. If benefits payable to an Eligible Employee under the Basic Plan are increased after the Eligible Employee's participation in the Basic Plan terminates, whether due to cost of living increases in the said section 415(b)(1) or 401(a)(17) limits or otherwise, then the Eligible Employee's benefits under this Plan shall be decreased accordingly.


         2. The first sentence of Section 6.4 is amended to read as follows (revised language is underlined):

         The Board may amend the Plan from time to time in any respect, and may at any time terminate the Plan in its entirety or as it applies to any Employer; provided, however, that, except as provided in Section 3.1 and Section 4.1, an Eligible Employee's entitlement to benefits earned under this Plan as of the date of amendment or termination may not be terminated or reduced.

         3. The first paragraph of Section 6.8 is amended to read as follows (revised language is underlined):

                  6.8 FORFEITURE OF RIGHT TO FUTURE BENEFITS. Notwithstanding any other provision of this Plan, an Eligible Employee (or such Eligible Employee's surviving spouse or other beneficiary) will forfeit all rights with respect to Plan benefits on account of which payments remain to be made and will be immediately obligated to return to the Company the amount of any Plan benefits previously distributed to the Eligible Employee and the Eligible Employee's surviving spouse or other beneficiary if (a) such Eligible Employee, within a period of two years from the date his or her employment with the Employer or its affiliates terminates, directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of the Employer or an affiliate of the Employer, engages in any activity competitive with the business of the Employer or an affiliate of the Employer, or in competition with the Employer or one of its affiliates, solicits or otherwise attempts to establish for himself or herself or for any other person, firm or entity, any business relationships with any person, firm or corporation which was, at the time the Eligible Employee's employment terminates or within one year prior thereto, a customer of the Employer or one of its affiliates or (b) an Eligible Employee's employment is terminated because of willful misconduct or gross negligence in the performance of his or her duties, as determined by the Employer, and the Committee determines in its sole and absolute discretion that Plan benefits shall be forfeited.


         IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 1 to be executed by its duly authorized officer, effective as of the date specified above.

WITNESS:                                    PHH CORPORATION


                                    By:     /s/ Robert D. Kunisch
______________________________         _________________________________
                                            Robert D. Kunisch
Print Name:_____________________            Chief Executive Officer
                                            and President

Date:__________________________     Date:_______________________________